Exhibit 99.1

PARKWAY ANNOUNCES STOCKHOLDER APPROVAL OF MERGER

AND DECLARES SPECIAL CASH DIVIDEND

HOUSTON, TEXAS – September 25, 2017 – Parkway, Inc. (“Parkway”) (NYSE:PKY) announced today that its stockholders approved the previously announced merger of Parkway with an affiliate of Canada Pension Plan Investment Board (“CPPIB”). At the special meeting of Parkway stockholders, 85.58% of the outstanding shares of common and limited voting stock, voting together as a single class, were voted in favor of the merger, which represented 99.68% of the votes cast at the special meeting.

Additionally, Parkway announced today that its Board of Directors has authorized, and Parkway has declared, a special cash dividend of $4.00 per share of common stock payable on the later to occur of October 10, 2017 and the second day immediately preceding the expected effective date of the merger (and, if such day is not a business day, the business day immediately preceding such day), provided that payment is conditioned upon the satisfaction or waiver of all conditions to closing of the merger (other than those conditions that by their nature are to be satisfied at the closing). The special cash dividend will be payable to common stockholders of record as of the close of business on October 9, 2017.

The merger is expected to close on or about October 12, 2017, subject to the satisfaction or waiver of all closing conditions related to the transaction. Parkway’s stockholders who hold their shares of common stock on the record date for the special cash dividend and through the effective time of the merger will be entitled to receive an aggregate of $23.05 in cash, consisting of the $4.00 special cash dividend and merger consideration of $19.05 per share.

About Parkway

Parkway, Inc. is an independent, publicly traded, self-managed real estate investment trust (“REIT”) that owns and operates high-quality office properties located in attractive submarkets in Houston, Texas. As of June 30, 2017, our portfolio consists of five Class A assets comprising 19 buildings and totaling approximately 8.7 million rentable square feet in the Greenway, Galleria and Westchase submarkets of Houston.

Forward Looking Statements

Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon Parkway’s current beliefs as to the outcome and timing of future events. There can be no assurance that actual future developments affecting Parkway will be those anticipated by Parkway. Parkway cautions investors that any forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “result” or similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve risks and uncertainties (some of which are beyond Parkway’s control) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: the

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ability of Parkway to obtain required stockholder approval required to consummate the proposed merger; the satisfaction or waiver of other conditions in the merger agreement; the outcome of any legal proceedings that may be instituted against Parkway and others related to the merger agreement; the risk that the merger, or the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; the ability of Parkway to implement its operating strategy; changes in economic cycles; and competition within the office properties real estate industry; and other risks and uncertainties detailed from time to time in Parkway’s Securities and Exchange Commission (the “SEC”) filings.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Parkway’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in any forward-looking statement. While forward-looking statements reflect Parkway’s good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. Except as required by law, Parkway undertakes no obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Contact:

Thomas Blalock

Vice President, Finance & Capital Markets

(407) 581-2915